Exhibit 23.3

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated June 20, 2022, with respect to the financial statements of PHF II Stamford, LLC and Crowne Plaza Denver Airport Convention Center included in Amendment 4 to the Registration Statement (Form S-4 No. 333-266850) and related Prospectus of Alpine Acquisition Corporation for the registration of up to 6,910,000 shares of its common stock.

/s/ Ernst & Young LLP

January 31, 2023

Atlanta, GA